Exhibit 99.1

ITW Reports Fourth Quarter and Full Year 2021 Results

Fourth Quarter 2021 Highlights
•Total revenue of $3.7 billion, an increase of 6% with organic growth of 5%
•Operating margin of 22.7% as enterprise initiatives contributed 110 bps
•GAAP EPS of $1.93 including $(0.02) of MTS acquisition impact

Full Year 2021 Highlights
•Total revenue of $14.5 billion, an increase of 15% with organic growth of 12%
•Operating income of $3.5 billion, an increase of 21%
•Operating margin of 24.1%, an increase of 120 bps as enterprise initiatives contributed 110 bps
•Record GAAP EPS of $8.51, an increase of 28%

Full Year 2022 Guidance (including MTS)
•Total revenue growth of 7.5 to 10.5% with organic growth of 6 to 9%
•Operating margin of 24 to 25% with enterprise initiatives contributing 100 bps
•GAAP EPS of $8.90 to $9.30, an increase of 5 to 9% or 10 to 15% excluding 2021 one-time tax items

GLENVIEW, IL., February 3, 2022 - Illinois Tool Works Inc. (NYSE: ITW) today reported its fourth quarter and full year 2021 results and initiated guidance for full year 2022.

“In the fourth quarter, we saw continued strong growth momentum as six of our seven segments delivered combined organic growth of 12 percent, while our Automotive OEM segment continued to be impacted by limitations on auto production due to component supply shortages,” said E. Scott Santi, Chairman and Chief Executive Officer. “In what remains a very challenging and volatile operating environment, our teams around the world continue to do an exceptional job of delivering for our customers, responding decisively to rapidly rising input costs, and executing our ‘Win the Recovery’ strategy to accelerate profitable market penetration and organic growth across our portfolio.”

“I want to again thank all of my ITW colleagues for their exceptional dedication and commitment to serving our customers and executing our strategy with excellence. Their performance throughout 2021 provides another compelling proof point that ITW is a company that has the enduring competitive advantages, agility, and resilience necessary to consistently deliver top-tier performance in any environment,” Santi concluded.

Fourth Quarter 2021 Results
Fourth quarter revenue grew six percent to $3.7 billion with 5.3 percent organic growth. The MTS acquisition, which closed on December 1, 2021 as previously announced, contributed 1.3 percent, partially offset by unfavorable foreign currency translation impact of 0.7 percent. Operating margin was 22.7 percent, 23.1 percent excluding 40 basis points of margin dilution impact from MTS. Enterprise initiatives contributed 110 basis points. The margin dilution impact from price/cost was 200 basis points, while pricing actions more than offset raw material cost increases on a dollar-for-dollar basis in the quarter. GAAP EPS was $1.93, including $(0.02) of MTS acquisition impact. Operating cash flow was $774 million, and free cash flow was $695 million with a conversion of 114 percent of net income. The effective tax rate for the quarter was 23.1 percent.

Full Year 2021 Results
Revenue grew 15 percent to $14.5 billion with organic growth of 12.3 percent. All seven segments delivered strong organic growth, led by Welding up 18 percent, Food Equipment up 17 percent, Test & Measurement and Electronics up 15 percent, Construction Products up 14 percent, Specialty Products and Polymers & Fluids both up 10 percent and Automotive OEM up 6 percent. The MTS acquisition contributed 0.4 percent, and foreign currency translation impact was favorable 2.3 percent.

Operating margin was 24.1 percent, an increase of 120 basis points with enterprise initiatives contributing 110 basis points. The margin dilution impact from price/cost was 150 basis points, while pricing actions more than offset raw material cost increases on a dollar-for-dollar basis for the full year. GAAP EPS was $8.51, $8.09 excluding $0.42 of favorable one-time tax items, an increase of 22 percent versus the prior year excluding these tax items. Operating cash flow was $2.6 billion, and free cash flow was $2.3 billion with a conversion of 84 percent of net income, which was below the Company’s 100 percent+ long-term target primarily due to higher working capital investments to support 15 percent revenue growth and the Company’s decision to increase inventory levels on select key raw materials, components, and finished goods to help mitigate supply chain risk and sustain customer service levels. The company repurchased $1.0 billion of its own shares, and the effective tax rate for the full year was 19.0 percent.

Full Year 2022 Guidance
The company is initiating full-year GAAP EPS guidance in the range of $8.90 to $9.30 per share, an increase of 10 to 15 percent, excluding the impact of the favorable one-time tax items in 2021. Total revenue growth is expected to be in the range of 7.5 to 10.5 percent with organic growth of six to nine percent. The acquisition of MTS is expected to add approximately three percent to revenue and be neutral to EPS. Foreign currency translation impact is expected to be unfavorable 1.5 percent at current exchange rates. Operating margin is expected to be in the range of 24 to 25 percent, with 100 basis points contribution from enterprise initiatives, partially offset by approximately 50 basis points each of margin dilution from MTS and price/cost. The company plans to repurchase approximately $1.5 billion of its own shares. The expected effective tax rate is in the range of 23 to 24 percent.

Non-GAAP Measures
This earnings release contains certain non-GAAP financial measures. A reconciliation of these measures to the most directly comparable GAAP measures is included in the attached supplemental reconciliation schedule.

Forward-looking Statement
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements regarding the duration and potential effects of the COVID-19 pandemic and global supply chain challenges, related government actions and the company’s strategy in response thereto on the company’s business, expected impact of raw material inflation, enterprise initiatives, future financial and operating performance, free cash flow and free cash flow conversion rate, organic and total revenue, operating and incremental margin, price/cost impact, diluted income per share, restructuring expenses and related benefits, expected dividend payments, expected repatriation, after-tax return on invested capital, effective tax rates, exchange rates, expected access to liquidity sources, expected capital allocation, expected timing and amount of share repurchases, end market economic and regulatory conditions, potential acquisitions and dispositions and related impact on financial results, including statements with respect to the impact of the 2021 acquisition of the MTS Test & Simulation business, and the company’s 2022 guidance. These statements are subject to certain risks, uncertainties, assumptions, and other factors that could cause actual results to differ materially from those anticipated. Such factors include those contained in ITW's Form 10-K for 2020 and subsequent reports filed with the SEC.

About Illinois Tool Works
ITW (NYSE: ITW) is a Fortune 200 global multi-industrial manufacturing leader with revenues totaling $14.5 billion in 2021. The company’s seven industry-leading segments leverage the unique ITW Business Model to drive solid growth with best-in-class margins and returns in markets where highly innovative, customer-focused solutions are required. ITW’s approximately 45,000 dedicated colleagues around the world thrive in the company’s decentralized and entrepreneurial culture. www.itw.com

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF INCOME (UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
In millions except per share amounts	2021	2020	2021	2020
Operating Revenue	$3,679	$3,475	$14,455	$12,574
Cost of revenue	2,191	2,000	8,489	7,375
Selling, administrative, and research and development expenses	621	557	2,356	2,163
Amortization and impairment of intangible assets	33	35	133	154
Operating Income	834	883	3,477	2,882
Interest expense	(49)	(52)	(202)	(206)
Other income (expense)	7	(7)	51	28
Income Before Taxes	792	824	3,326	2,704
Income taxes	183	182	632	595
Net Income	$609	$642	$2,694	$2,109

Net Income Per Share:
Basic	$1.94	$2.03	$8.55	$6.66
Diluted	$1.93	$2.02	$8.51	$6.63

Cash Dividends Per Share:
Paid	$1.22	$1.14	$4.64	$4.35
Declared	$1.22	$1.14	$4.72	$4.42

Shares of Common Stock Outstanding During the Period:
Average	313.6	316.7	315.1	316.9
Average assuming dilution	315.0	318.1	316.4	318.3

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF FINANCIAL POSITION (UNAUDITED)

In millions	December 31, 2021	December 31, 2020
Assets
Current Assets:
Cash and equivalents	$1,527	$2,564
Trade receivables	2,840	2,506
Inventories	1,694	1,189
Prepaid expenses and other current assets	313	264
Total current assets	6,374	6,523

Net plant and equipment	1,809	1,777
Goodwill	4,965	4,690
Intangible assets	972	781
Deferred income taxes	552	533
Other assets	1,405	1,308
	$16,077	$15,612

Liabilities and Stockholders' Equity
Current Liabilities:
Short-term debt	$778	$350
Accounts payable	585	534
Accrued expenses	1,648	1,284
Cash dividends payable	382	361
Income taxes payable	77	60
Total current liabilities	3,470	2,589

Noncurrent Liabilities:
Long-term debt	6,909	7,772
Deferred income taxes	654	588
Noncurrent income taxes payable	365	413
Other liabilities	1,053	1,068
Total noncurrent liabilities	8,981	9,841

Stockholders' Equity:
Common stock	6	6
Additional paid-in-capital	1,432	1,362
Retained earnings	24,325	23,114
Common stock held in treasury	(20,636)	(19,659)
Accumulated other comprehensive income (loss)	(1,502)	(1,642)
Noncontrolling interest	1	1
Total stockholders' equity	3,626	3,182
	$16,077	$15,612

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Three Months Ended December 31, 2021
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$663	$111	16.8%
Food Equipment	569	130	22.9%
Test & Measurement and Electronics	636	168	26.4%
Welding	422	126	30.0%
Polymers & Fluids	447	107	24.1%
Construction Products	480	124	25.8%
Specialty Products	467	124	26.5%
Intersegment	(5)	—	—%
Total Segments	3,679	890	24.2%
Unallocated	—	(56)	—%
Total Company	$3,679	$834	22.7%

Twelve Months Ended December 31, 2021
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$2,800	$545	19.5%
Food Equipment	2,078	469	22.6%
Test & Measurement and Electronics	2,346	643	27.4%
Welding	1,650	490	29.7%
Polymers & Fluids	1,804	457	25.4%
Construction Products	1,945	530	27.2%
Specialty Products	1,854	504	27.2%
Intersegment	(22)	—	—%
Total Segments	14,455	3,638	25.2%
Unallocated	—	(161)	—%
Total Company	$14,455	$3,477	24.1%

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Q4 2021 vs. Q4 2020 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	(16.2)%	20.9%	11.2%	14.7%	3.5%	12.5%	7.1%	5.3%
Acquisitions/ Divestitures	—%	—%	8.6%	—%	—%	(0.2)%	—%	1.3%
Translation	(0.9)%	(0.3)%	(0.6)%	—%	(1.3)%	(0.7)%	(0.8)%	(0.7)%
Operating Revenue	(17.1)%	20.6%	19.2%	14.7%	2.2%	11.6%	6.3%	5.9%

Q4 2021 vs. Q4 2020 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	(340) bps	410 bps	230 bps	210 bps	70 bps	210 bps	120 bps	100 bps
Changes in Variable Margin & OH Costs	(340) bps	(370) bps	(350) bps	(100) bps	(200) bps	(260) bps	(150) bps	(350) bps
Total Organic	(680) bps	40 bps	(120) bps	110 bps	(130) bps	(50) bps	(30) bps	(250) bps
Acquisitions/ Divestitures	—	—	(130) bps	—	—	10 bps	—	(20) bps
Restructuring/Other	(30) bps	20 bps	30 bps	—	—	—	(20) bps	—
Total Operating Margin Change	(710) bps	60 bps	(220) bps	110 bps	(130) bps	(40) bps	(50) bps	(270) bps

Total Operating Margin % *	16.8%	22.9%	26.4%	30.0%	24.1%	25.8%	26.5%	22.7%

* Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	40 bps	60 bps	160 bps	10 bps	240 bps	20 bps	70 bps	90 bps**
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.08) on GAAP earnings per share for the fourth quarter of 2021.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Full Year 2021 vs Full Year 2020 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	5.8%	16.7%	15.3%	18.1%	10.0%	13.6%	9.8%	12.3%
Acquisitions/ Divestitures	—%	—%	2.3%	—%	—%	(0.1)%	—%	0.4%
Translation	3.1%	2.8%	1.9%	1.1%	1.2%	4.2%	1.9%	2.3%
Operating Revenue	8.9%	19.5%	19.5%	19.2%	11.2%	17.7%	11.7%	15.0%

Full Year 2021 vs Full Year 2020 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	120 bps	370 bps	340 bps	260 bps	200 bps	240 bps	190 bps	250 bps
Changes in Variable Margin & OH Costs	—	(110) bps	(160) bps	10 bps	(150) bps	(80) bps	(50) bps	(150) bps
Total Organic	120 bps	260 bps	180 bps	270 bps	50 bps	160 bps	140 bps	100 bps
Acquisitions/ Divestitures	—	—	(40) bps	—	—	—	—	—
Restructuring/Other	50 bps	40 bps	20 bps	(10) bps	10 bps	10 bps	(20) bps	20 bps
Total Operating Margin Change	170 bps	300 bps	160 bps	260 bps	60 bps	170 bps	120 bps	120 bps

Total Operating Margin % *	19.5%	22.6%	27.4%	29.7%	25.4%	27.2%	27.2%	24.1%

* Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	40 bps	60 bps	170 bps	10 bps	250 bps	20 bps	70 bps	90 bps**
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.32) on GAAP earnings per share for 2021.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATIONS (UNAUDITED)

AFTER-TAX RETURN ON AVERAGE INVESTED CAPITAL (UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Dollars in millions	2021	2020	2021	2020
Numerator:
Net income	$609	$642	$2,694	$2,109
Discrete tax benefit related to the third quarter 2021	—	—	(21)	—
Discrete tax benefit related to the second quarter 2021	—	—	(112)	—
Interest expense, net of tax (1)	38	42	157	162
Other (income) expense, net of tax (1)	(5)	5	(40)	(22)
Operating income after taxes	$642	$689	$2,678	$2,249

Denominator:
Invested capital:
Cash and equivalents	$1,527	$2,564	$1,527	$2,564
Trade receivables	2,840	2,506	2,840	2,506
Inventories	1,694	1,189	1,694	1,189
Net plant and equipment	1,809	1,777	1,809	1,777
Goodwill and intangible assets	5,937	5,471	5,937	5,471
Accounts payable and accrued expenses	(2,233)	(1,818)	(2,233)	(1,818)
Debt	(7,687)	(8,122)	(7,687)	(8,122)
Other, net	(261)	(385)	(261)	(385)
Total net assets (stockholders' equity)	3,626	3,182	3,626	3,182
Cash and equivalents	(1,527)	(2,564)	(1,527)	(2,564)
Debt	7,687	8,122	7,687	8,122
Total invested capital	$9,786	$8,740	$9,786	$8,740

Average invested capital (2)	$9,421	$8,606	$9,087	$8,576

Net income to average invested capital (3)	25.8%	29.9%	29.6%	24.6%
After-tax return on average invested capital (3)	27.2%	32.0%	29.5%	26.2%

(1)    Effective tax rate used for interest expense and other (income) expense for the three months ended December 31, 2021 and 2020 was 23.1% and 22.1%, respectively, and 23.0% and 22.0% for the twelve months ended December 31, 2021 and 2020, respectively.

(2)    Average invested capital is calculated using the total invested capital balances at the start of the period and at the end of each quarter within each of the periods presented.

(3)    Returns for the three months ended December 31, 2021 and 2020 were converted to an annual rate by multiplying the calculated return by 4.

A reconciliation of the 2021 effective tax rate excluding the third quarter 2021 discrete tax benefit of $21 million related to the utilization of capital losses and the second quarter 2021 discrete tax benefit of $112 million related to a change in the U.K. income tax rate is as follows:

	Twelve Months Ended
	December 31, 2021
Dollars in millions	Income Taxes	Tax Rate
As reported	$632	19.0%
Discrete tax benefit related to the third quarter 2021	21	0.6%
Discrete tax benefit related to the second quarter 2021	112	3.4%
As adjusted	$765	23.0%

FREE CASH FLOW (UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Dollars in millions	2021	2020	2021	2020
Net cash provided by operating activities	$774	$773	$2,557	$2,807
Less: Additions to plant and equipment	(79)	(68)	(296)	(236)
Free cash flow	$695	$705	$2,261	$2,571

Net income	$609	$642	$2,694	$2,109

Net cash provided by operating activities to net income conversion rate	127%	120%	95%	133%
Free cash flow to net income conversion rate	114%	110%	84%	122%

ADJUSTED NET INCOME PER SHARE - DILUTED (UNAUDITED)

	Twelve Months Ended
	December 31,
	2021	2020
As reported	$8.51	$6.63
Discrete tax benefit related to the third quarter 2021	(0.07)	—
Discrete tax benefit related to the second quarter 2021	(0.35)	—
As adjusted	$8.09	$6.63
Percentage increase in adjusted net income per share - diluted	22%